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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 ProSource, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                                          65-0335019
(STATE OF INCORPORATION OR ORGANIZATION)                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

550 Biltmore Way, 10th Floor, Coral Gables, Florida                 33134
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED

           None                                        Not applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.                                        [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                 Class A Common Stock, par value $.01 per share
                                (Title of Class)
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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information contained under the caption "Description of Capital Stock" on pages 55 - 56 of the Registrant's Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on October 29, 1996 (Registration No. 333-11499) is incorporated herein by reference.


         ITEM 2. EXHIBITS

         The following exhibits required pursuant to Part I of the Instructions as to Exhibits on Form 8-A have been or will be duly filed with the
         Commission:

            1. Form of Restated Certificate of Incorporation of the Registrant.
               Incorporated by reference from Exhibit 3.1 to the Registration Statement.

            2. Form of Amended and Restated By-Laws of the Registrant.
               Incorporated by reference to Exhibit 3.2 to the Registration Statement.

            3. Form of Certificate for Class A Common Stock. Incorporated by
               reference to Exhibit 4.1 to the Registration Statement.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    PROSOURCE, INC.


Date: November 5, 1996             By: /s/ Paul A. Garcia de Quevedo
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                                        Paul A. Garcia de Quevedo
                                        Vice President, Treasurer and Secretary


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